Exhibit 10.17

Construction contract

(GF—1999—0208)

Ministry of Construction of the People’s Republic of China

State Administration for Industry and Commerce

Construction contract

Part I Agreement

Employer (full name): Dongyuan Mingyuan Tianyuan Investment Co., Ltd. (Referred to as Party A)

Contractor (full name): Jiangsu Nantong Sanjian Group Co., Ltd. (referred to as Party B)

In accordance with the Contract Law of the People’s Republic of China, the Building Law of the People’s Republic of China, the Property Law of the People’s Republic of China, and other relevant laws and administrative regulations, following the principles of equality, voluntariness, fairness, and good faith, the two parties have issues concerning the construction of this project Consensus to conclude this contract.

One, Project Overview

Project Name: Rural Scenery Project in Daping Village, Shuntian Town

Project Location: Daping Village, Shuntian Town, Dongyuan County, Heyuan City, Guangdong Province

Project content: 445 mu as shown in the project design and construction drawings.

Project approval number: ______________

Funding Source: Self-raised

two, Project contracting scope and method

Contracting scope: general contracting construction within the scope of engineering design and construction drawings.

Contracting method: General contracting construction by Party B for contract work and materials, qualified contract quality, contract construction safety, contract period, and civilized construction.

three, Contract duration

The contract has a total calendar period of 90 days, and the start date starts from the next day after Party A issues the start notice.

four, Quality Standard

Engineering quality standards: qualified

Fives, Contract price

Amount (Capital): Tentatively RMB 10 million (RMB)

¥： 10,000,000 yuan (According to the agreement, the actual settlement)

six, Documents forming the contract

The documents that form the cost contract include:

1. This contract agreement

2、 Notice of winning bid

3、 Tender and its attachments

4、 Specific terms of this contract

5、 General terms of this contract

6、 Standards, specifications and related technical documents

7、 drawing

8、 Bill of quantities

9、 Project quotation or budget

Written agreements or documents concerning the negotiation, change, etc. of the project between the two parties shall be deemed as part of this contract.

Seven, The terms in this agreement have the same meanings as the definitions given to them in the General Terms of Part Two of this contract.

Eight, The contractor undertakes to the contractor to carry out construction and completion in accordance with the contract and to assume the project quality warranty responsibility during the quality warranty period.

nine, The Employer promises to the Contractor to pay the contract price and other amounts due in accordance with the terms and methods agreed in the contract.

X. The contract takes effect

Contract conclusion date: April 28, 2018

Place of conclusion of the contract: Guangdong Province

The parties to the contract have agreed that this contract shall be established after the legal representatives or entrusted agents of the two parties have signed the official seal or the contract-specific seal of the contract. After the project is completed and delivered to Party A for use, settlement, and payment by Party A (excluding the warranty) Except for the relevant warranty terms, which are still in force, other terms will be terminated. After the warranty period expires, the relevant warranty terms will be terminated.

Part II General Terms

I. Definition of terms and contract documents

1.Definition of words

The following terms shall have the definitions given in this section, unless otherwise agreed in the special terms:

1.1 General clauses: clauses that are made in accordance with laws, administrative regulations and the needs of construction projects, and are commonly used in construction projects.

1.2 Special clauses: Terms that are agreed upon by the Employer and the Contractor in accordance with the laws and administrative regulations, combined with the actual conditions of the specific project, and agreed upon through negotiation, are specificizations, additions, or modifications to the general terms.

l 3 contractor: refers to the parties agreed in the agreement, who have the qualifications of the project contractor and the ability to pay the project price, and the legal heirs who have obtained the qualifications of the parties.

1.4 Contractor: It refers to the parties agreed in the agreement that the contractee accepts the qualifications of the construction contractor and the legal heirs who have obtained the qualifications of the parties.

1.5 Project manager: Refers to the representative responsible for construction management and contract performance specified by the contractor in the special terms.

1.6 Design unit: refers to the unit entrusted by the developer to be responsible for the project design and obtain the corresponding engineering design qualification certificate.

1.7 Supervision unit: refers to the unit entrusted by the contractor to be responsible for the supervision of this project and obtain the corresponding engineering supervision qualification certificate.

1.8 Engineer: Refers to the chief engineer appointed by the project supervision unit or the representative appointed by the Employer to perform this contract, and its specific identity and powers shall be agreed by the Employer’s Contractor in special terms.

1.9 Engineering cost management department: refers to the relevant department of the State Council, the construction administrative department of the people’s government at or above the county level, or the engineering cost management agency entrusted by it.

1.10 Project: refers to the project within the scope of contract agreed by the contractor in the agreement.

1.11 Contract price: It refers to the amount agreed by the contractor in the agreement that the contractor shall pay the contractor to complete all the works within the scope of the contract in accordance with the contract and bear the quality warranty responsibility.

1.12 Additional contract price: Refers to the increase in contract price in the case of the need to increase the contract price during the performance of the contract.

1.13 Expenses: refers to the economic expenses that are not included in the contract price and should be borne by the contractor or contractor Out.

1.14 construction period: refers to the number of contracting days calculated by the contractor in the agreement based on the total calendar days (including statutory holidays).

1.15 Commencement Date: The absolute or relative date on which the Employer’s Contractor agrees in the Agreement that the Contractor will commence construction.

1.16 Completion date: the absolute or relative date on which the contractor in the contract agrees that the contractor will complete the project within the scope of the contract.

1. 17 Drawings: All drawings (including supporting instructions and related materials) provided by the contractor or provided by the contractor and approved by the contractor to meet the contractor’s construction needs.

1.18 Construction site: means the place provided by the Employer for the construction of the project and any other place specified by the Employer in the drawings for construction use.

1.19 Written form: refers to the form in which contracts, letters, and data messages (including telegrams, telexes, faxes, electronic data interchange, and e-mails) can tangibly express the content contained.

1.20 Liability for breach of contract: refers to the liability that a party to a contract shall perform if it fails to perform its contractual obligations or does not comply with the contractual obligations.

1.21 Claim: refers to the claim for economic compensation and / or postponement of the construction period to the other party for the actual loss caused by the situation that is not their fault but should be liable by the other party during the performance of the contract.

1.22 Force Majeure: Refers to an objective situation that is unforeseeable, unavoidable and insurmountable.

1.23 hours or days: In this contract, if the time is calculated by the hour, it will be calculated from the beginning of the event (without deduction of the rest time); if the time is calculated by the day, the day of the start will not be counted and the calculation will start from the next day. If a day is a rest day or other statutory holiday, the next day of the time limit shall be the last day of the time limit except the date of completion. The last day of the time limit shall be 24:00 on the day.

2、 Contract documents and interpretation order

2.1 Contract documents should be able to explain each other and explain each other. Unless otherwise specified in the special terms, the documents that make up this contract and the priority interpretation order are as follows:

(1) This contract agreement

(2) Notice of winning bid

(3) Tender and its attachments

(4) Specific terms of this contract

(5) General terms of this contract

(6) Standards, specifications and related technical documents

(7) drawing

(8) Bill of quantities

(9) Project quotation or budget

During the performance of the contract, the contractor’s contractor’s written agreement or documents regarding the negotiation, change, etc. of the project shall be considered as an integral part of this contract.

2.2 When the contents of the contract documents are ambiguous or inconsistent, without affecting the normal progress of the project, the contractor of the contractor shall solve the problem through negotiation. The two parties may also ask the engineer responsible for supervision to explain. The parties failed to agree or did not agree to be responsible The supervising engineer explained. If the two parties failed to agree or did not agree with the explanation of the supervising engineer, the dispute shall be handled in accordance with Article 36 of this General Provisions.

3. Languages and applicable laws, standards and norms

3. 1 language

This contract document is written, explained, and explained in Chinese. If the special terms stipulate that two or more languages are used, Chinese shall be the standard language for explaining and explaining this contract.

In minority areas, the two parties may agree to use minority languages to write, explain, and explain this contract.

3.2 Applicable laws and regulations

This contract document applies the laws and administrative regulations of the country. The laws and administrative regulations that need to be explicitly stipulated by the parties in special terms.

3.3 Applicable standards and specifications

The two parties agreed in the special clauses to apply the names of national standards and specifications; if there are no national standards and specifications but there are industry standards and specifications, the names of applicable industry standards and specifications are agreed; if there are no national and industry standards and specifications, the name of the place where the project applies Names of standards and specifications. The Employer shall provide the contractor with the agreed standards and specifications in duplicate in accordance with the time stipulated in the special terms.

If there is no corresponding standard or specification in China, the contractor shall submit the construction technical requirements to the contractor at the time agreed on in the special terms, and the contractor shall submit the construction technology according to the agreed time and requirements, and shall be implemented after approval by the contractor. If it is standardized, it shall be responsible for providing the Chinese translation.

Expenses incurred for the purchase, translation of standards, specifications or construction techniques incurred by this Article shall be borne by the Employer.

4.Drawings

4.1 The contractor shall provide drawings to the contractor according to the date and number of sets agreed in the special terms. If the contractor needs to increase the number of sets of drawings, the contractor shall reproduce them on behalf of the contractor, and the contractor shall bear the cost of the contract. If the contractor has confidentiality requirements for the project, it shall The confidentiality requirements are set out in the special terms, and the cost of the security measures shall be borne by the contractor, and the contractor shall perform the confidentiality obligations within the agreed period of confidentiality.

4.2 The contractor shall not transfer the engineering drawings to a third party without the consent of the contractor. After the expiration of the project quality warranty, all the drawings shall be returned to the contractor except for the drawings required by the contractor.

4.3 The contractor shall keep a complete set of drawings at the construction site for use by engineers and relevant personnel during the engineering inspection.

General rights and obligations of both parties

5.Engineer

5.1 In the case of project supervision, the issuer shall notify the contractor in writing of the name, supervision content and supervision authority of the entrusted supervision unit.

5.2 The supervising engineer appointed by the supervision unit is referred to as the engineer in this contract, and the name, title, and authority of the contractor shall be specified by the contractor in the special terms. The engineer exercises his powers according to the contract, and the contractor requires the engineer to exercise If certain authority is required to obtain the approval of the contractor, the engineer shall obtain the approval of the contractor.

5.3 The representative sent by the Employer to the construction site to perform the contract is also referred to as an engineer in this contract. The name, title, and authority of the Employer shall be specified by the Employer in special terms, but the authority shall not intersect with the supervisory engineer’s authority assigned by the supervision unit. When there is a crossover or ambiguity in terms of authority, the contractor shall clarify and notify the contractor in writing.

5.4 In the performance of the contract, when an event affecting the rights or obligations of both the contractor and the contractor occurs, the engineer responsible for supervision shall deal with it objectively and impartially within the scope of his powers according to the contract. When one party disagrees with the engineer’s treatment, he shall follow this general clause Article 36 Agreement on Disputes.

5.5 Except as expressly agreed in the contract or with the consent of the Employer, the engineer responsible for supervision shall not be entitled to release any of the rights and obligations of the contractor agreed in this contract.

5.6 If engineering supervision is not implemented, the engineer in this contract specifically refers to the representative of the contractor who is stationed at the construction site to perform the contract. The specific powers of the contractor shall be specified in the special terms by the contractor.

6. Engineering assignments and instructions

6.1 x Cheng Shi may appoint an engineer representative to exercise his or her functions and powers as agreed in the contract, and may withdraw the appointment when deemed necessary. The appointment and withdrawal shall be notified to the contractor in writing 7 days in advance, and the engineer responsible for supervision shall also Withdrawal notice to the contractor. The letter of appointment and notice of withdrawal are attached to this contract.

Any written letter sent by the engineer representative to the contractor within the scope of the engineer’s authorization has the same effect as the letter sent by the engineer. If the contractor has any questions about any written letter sent to him by the engineer representative, he may submit the letter to the engineer The engineer shall confirm. If the engineer representative makes a mistake, the engineer shall correct it.

With the exception of the engineer or engineer’s representative, no other person dispatched by the Employer to the Site shall be authorized to give any instructions to the Contractor.

6.2 After the engineer’s instructions and notices are signed by him, he will give them to the project manager in writing, and the project manager will sign the name on the receipt and take effect when they are received. When necessary, the engineer can issue a verbal instruction, and Written confirmation is given within hours, and the contractor’s instructions to the engineer shall be implemented. If the engineer fails to give written confirmation in a timely manner, the contractor shall submit a written confirmation request within 7 days after the engineer issues the initial instruction. The engineer shall 48 hours after the contractor’s request for confirmation If no reply is received, the oral instruction is deemed to have been confirmed.

The contractor considers that the engineer’s instruction is unreasonable, and shall submit an amendment instruction to the engineer within 24 hours after receiving the instruction

The written report of the order, the engineer makes a decision to modify the order or continue to implement the original order within 24 hours after receiving the contractor’s report, and informs the contractor in writing. In an emergency, the engineer requires the contractor to execute the order or the contractor immediately Although there are objections, the engineer decides to continue the execution of the instruction, and the contractor shall implement it. The additional contract price due to the error of the instruction and the losses caused to the contractor shall be borne by the contractor, and the delayed construction period shall be postponed accordingly.

The provisions of this paragraph also apply to instructions and notices issued by representatives of engineers.

6.3 The engineer shall promptly provide the contractor with the required instructions, approve and fulfill the other obligations as agreed in the contract. Because the engineer fails to perform the obligations as agreed in the contract and cause the construction period to be delayed, the issuer shall bear the additional contract price caused by the delay and compensate The contractor’s related losses and delays in the construction period.

& 4 If the engineer needs to be replaced, the Employer shall notify the Contractor in writing at least 7 days in advance, and the successor shall continue to exercise the functions and powers of the predecessor as stipulated in the contract documents and perform the obligations of the predecessor.

7、 project manager

7.1 The name and title of the project manager are stated in the special terms.

7.2 The contractor issued a notice in accordance with the contract, signed it in writing by the project manager, and sent it to the engineer. The engineer will take effect after signing the name and receiving time on the receipt.

7.3 The project manager organizes the construction according to the construction organization design (construction plan) approved by the contractor and the instructions issued by the engineer according to the contract. When the situation is urgent and the engineer cannot be contacted, the project manager shall seize the emergency to ensure the life of the person and the safety of the project and property Measures and submit the report to the engineer within 48 hours after the measures are taken. The responsibility lies with the contractor or a third party, and the contractor shall bear the additional contract price incurred, and the construction period shall be extended accordingly; the contractor shall be responsible for the costs , Does not delay the construction period.

7.4 If the contractor needs to change the project manager, he shall notify the contractor in writing at least 7 days in advance, and the contractor shall obtain the agreement of the contractor. The successor shall continue to exercise the functions and powers of the predecessor as stipulated in the contract documents and perform the obligations of the predecessor.

7.5 The Employer may negotiate with the Contractor and propose to replace the Project Manager which he considers incompetent.

8、 Outsourcer work

8. 1 The Employer completes the following tasks according to the content and time agreed in the special terms:

(1) Handle land acquisition, demolition compensation, and leveling the construction site, so that the construction site has the construction conditions, and will continue to be responsible for resolving the remaining issues of the above matters after the start of construction;

(2) Connect the water, electricity and telecommunication lines required for construction from the outside of the construction site to the place agreed in the special terms to ensure the needs during the construction period;

(3) Open the access road between the construction site and urban and rural public roads, as well as the main roads in the construction site agreed in the special terms, to meet the needs of construction transportation and ensure smooth flow during construction;

(4) Provide the contractor with the engineering geology and underground pipeline data of the construction site, and be responsible for the true accuracy of the data;

(5) Go through the application and approval procedures for construction permits and other construction-related documents, approvals and temporary land use, water, power outages, interruption of road traffic, blasting operations, etc. (except for certificates that prove the contractor’s own qualifications);

(6) Determine the level point and coordinate control point, and give it to the contractor in writing for on-site inspection;

(7) Organize the contractor and design unit to review the drawings and submit the design;

(8) Coordinate the protection of underground pipelines around the construction site and adjacent buildings, structures (including cultural heritage protection buildings), ancient and famous trees, and bear related costs;

(9) The other tasks that the developer should do are agreed by the parties in the special terms.

8.2 The Employer may entrust the contractor with part of the work in Section 8.1, and the two parties have agreed in the special clauses that their costs shall be borne by the Employer.

8.3 If the Employer fails to fulfil the obligations of paragraph 8.1, which causes a delay in the construction period or causes losses to the Contractor, the Employer compensates the Contractor for related losses and delays the delayed construction period.

9. Contractor work

9. 1 The contractor completes the following tasks according to the content and time agreed in the special terms:

(1) According to the entrusted by the contractor, within the design qualification level and the scope allowed by the business, the construction drawing design or the design supporting the project is completed and used by the engineer after confirmation, and the contractor shall bear the costs incurred;

(2) Provide engineers with annual, quarterly, and monthly project progress plans and corresponding progress statistical reports;

(3) According to the needs of the project, provide and maintain lighting and fence facilities for non-night construction, and take charge of safety and security;

(4) Provide the contractor with houses and facilities for office and living at the construction site according to the quantities and requirements agreed in the special terms, and the contractor shall bear the costs incurred;

(5) Comply with relevant government regulations on construction site traffic, construction noise, environmental protection and production safety, etc., go through relevant formalities in accordance with regulations, and notify the contractor in writing.The contractor shall bear the costs incurred as a result of the contractor’s responsibility Except fines caused;

(6) Before the completed project is delivered to the contractor, the contractor shall be responsible for the protection of the completed project in accordance with the special terms. If damage occurs during the protection period, the contractor shall repair it at its own expense; the contractor requires the contractor to obtain the project site protected by special measures and the corresponding Additional contract price, both parties agree in special terms;

(7) According to the special provisions, do a good job of protecting the underground pipelines at the construction site and adjacent buildings, structures (including cultural heritage protection buildings), and ancient and famous trees;

(8) Ensure that the construction site is clean and in accordance with the relevant regulations of environmental sanitation management, clean up the site before handing over to meet the requirements stipulated in the special terms, and bear the losses and fines for violating the relevant regulations due to its own reasons;

(9) The other tasks that the contractor should do are agreed by the parties in the special terms.

9.2 If the contractor fails to fulfill the obligations of paragraph 9.1 and causes losses to the contractor, the contractor shall compensate the contractor for relevant losses.

Construction design and construction period

10, schedule

10.1 The contractor shall submit the amendments to the construction organization design and the project schedule according to the dates agreed in the special terms. If the contractor fails to confirm or submit a written opinion within the time limit, it shall be deemed as consent.

10.2 In the case of group projects in which construction is carried out in stages, the contractor shall prepare the schedule according to the time when the contractor provides drawings and related information, and the unit project shall prepare the schedule, the specific contents of which shall be agreed between the two parties in the special terms.

10.3 The contractor must organize the construction according to the schedule confirmed by the engineer, and accept the inspection and supervision of the progress by the engineer. When the actual progress of the project is not consistent with the confirmed schedule, the contractor shall propose improvement measures according to the engineer’s requirements, and execute it after the engineer confirms The actual progress is inconsistent with the schedule due to the contractor’s reasons, the contractor has no right to propose additional contract prices for improvement measures.

11> Start and postponed construction

11.2 Due to the contractor’s failure to start the project according to the start date agreed in the agreement, the engineer shall notify the contractor in writing to postpone the start date. The contractor shall compensate the contractor for the losses caused by the delayed start of the project and delay the construction period accordingly.

12、 Suspension of construction

When the engineer deems it necessary to suspend construction, the contractor shall be requested to suspend the construction in writing and submit a written opinion within 48 hours after the request is made. The contractor shall stop the construction as required by the engineer and properly protect the completed project. After the implementation of the treatment opinions made by the engineer, the request for resumption of work may be made in written form. After the treatment opinions made by the engineer, the request for resumption of work may be made in writing. The engineer shall respond within 48 hours. The engineer fails to provide a treatment opinion within the prescribed time, or If the contractor does not reply within 48 hours after receiving the contractor’s request to resume work, the contractor may resume the work on his own. If the contractor suspends work due to the contractor, the contractor shall bear the additional contract price incurred, and compensate the contractor for the losses caused thereby, and postponed accordingly. Construction period; if the work is suspended due to the contractor, the contractor shall bear the expenses incurred, and the construction period shall not be postponed.

13、 Construction delay

13.1 The construction period is delayed due to the following reasons, and the engineer confirms that the construction period will be postponed accordingly;

(1) The Employer failed to provide drawings and start conditions as agreed in the special terms;

(2) The contractor fails to pay the project advance payment and progress payment according to the agreed date, which causes the construction to fail to proceed normally;

(3) The engineer failed to provide required instructions, approvals, etc. as stipulated in the contract, which prevented construction from proceeding normally;

(4) Design changes and increased engineering volumes;

(5) Accumulated more than 8 hours of non-contractor shutdowns due to water, power and gas outages within a week;

(6) force majeure;

(7) Other circumstances stipulated in the special terms or the engineer agrees to the extension of the construction period.

13.2 The contractor submits a written report to the engineer on the delayed construction period within 14 days after the occurrence of the first paragraph. The engineer confirms it within 14 days after receiving the report, and does not confirm or submit an amendment after the deadline. Defer the construction period.

1 4. Project completed

14、 1 The contractor must complete the construction according to the completion date agreed in the agreement or the extension period agreed by the engineer.

14. 2 If the contractor cannot complete the project according to the completion date agreed in the agreement or the engineer agrees to postpone the construction period, the contractor shall be liable for breach of contract.

14.3 If the contractor needs to complete the project ahead of schedule during construction, the two parties shall sign an agreement for early project completion as part of the contract document. The agreement for early project completion shall include the contractor’s measures to ensure the quality and safety of the project, and the conditions provided by the contractor for early project completion And additional contract prices required for early completion.

Fourth, quality and inspection

15、 Engineering Quality

15.1 The quality of the project shall meet the quality standards agreed in the agreement, and the assessment of the quality standards shall be based on the national or industry quality inspection and evaluation standards. For the reasons of the contractor, the project quality fails to meet the agreed quality standards, and the contractor shall bear the liability for breach of contract.

15.2 The two parties have disputes over the quality of the project, and they shall be identified by the project quality inspection agency agreed by the two parties, and the required costs and the losses caused shall be borne by the responsible party. Both parties shall be liable and shall be borne by the two parties according to their respective responsibilities.

1 6.Inspection and rework

16.1 The contractor shall carefully construct in accordance with the requirements of standards, specifications and design drawings and the instructions issued by the engineer in accordance with the contract, and accept the inspection and inspection by the engineer at any time to provide convenient conditions for inspection and inspection.

16.2 If the quality of the project does not meet the agreed standard, the engineer shall request dismantling and re-construction until it meets the agreed standard. If the agreed standard is not met due to the contractor’s reasons, the contractor shall bear the cost of dismantling and re-construction, and the construction period shall not be postponed.

16.3 The inspection and inspection of the engineer shall not affect the normal conduct of the construction. If the normal construction is affected and the inspection and inspection are unsatisfactory, the costs affecting the normal construction shall be borne by the contractor. In addition, the additional contract price affecting the normal construction shall be borne by the contractor. The construction period will be postponed accordingly.

16.4 The contractor shall pay the additional contract price due to an engineer’s instruction error or other non-contractor reasons.

1 7. Concealed engineering and intermediate acceptance

17.1 If the project has concealed conditions or has reached the intermediate acceptance position agreed in the special terms, the contractor performs a self-inspection and informs the engineer of the acceptance in writing 48 hours before the concealed or intermediate acceptance. The notification includes the content of the concealed and intermediate acceptance, the time and place of acceptance. The contractor prepares the acceptance record, and the acceptance is qualified. After the engineer signs the acceptance record, the contractor can carry out concealment and continue the construction. If the acceptance is unqualified, the contractor will modify and reaccept the inspection within the time limit specified by the engineer.

17.2 The engineer cannot perform the inspection and acceptance on time, and shall submit an extension request to the contractor in writing 24 hours before the acceptance, and the extension cannot exceed 48 hours. The engineer fails to submit the extension request within the above time, without acceptance, the contractor may organize the inspection and acceptance, The engineer shall acknowledge the acceptance records.

17.3 After acceptance by the engineer, the quality of the project meets the requirements of standards, specifications and design drawings.After 24 hours of acceptance, the engineer does not sign the acceptance record, it is deemed that the engineer has approved the acceptance record, and the contractor can carry out concealment or continue construction.

1 8.Re-examination

Regardless of whether the engineer performs acceptance, when he requires re-inspection of the concealed project, the contractor shall strip or open the hole as required, and re-cover or repair after the inspection. If the inspection is qualified, the contractor shall bear all additional costs The contract price will compensate the contractor for losses and the construction period will be postponed accordingly. If the inspection fails, the contractor will bear all the costs incurred, and the construction period will not be postponed.

Fives, safety work

1 9. Safe construction and inspection

19. 1 The contractor shall abide by the relevant regulations on the safety management of engineering construction, organize construction in strict accordance with safety standards, and at any time accept the supervision and inspection carried out by industry safety inspectors in accordance with the law, and take necessary safety protection measures to eliminate hidden dangers of the accident. The contractor shall bear the responsibility for the accident and the costs incurred due to the failure.

19.2 The Employer shall provide safety education to its staff at the construction site and be responsible for their safety. The Employer shall not require the Contractor to carry out construction in violation of the safety management regulations. For the safety accident caused by the Employer, the Employer shall bear the corresponding Liability and expenses incurred.

2 0, security protection

20. 1 When the contractor is constructing near power equipment, transmission lines, underground pipelines, sealed earthquake-proof workshops, flammable and explosive areas, and adjacent streets, traffic safety measures should be proposed to the engineer before construction starts, and implemented after the engineer’s approval. The cost is borne by the contractor.

20.2 When carrying out blasting operations, construction (including storage, transportation, and use) in a radioactive or toxic environment and construction using toxic or corrosive materials, the contractor shall notify the engineer in writing 14 days before construction and propose corresponding safety The protective measures shall be implemented after being approved by the engineer, and the contractor shall bear the cost of the safety protective measures.

2 1. Accident Handling

21.1 In the event of a major injury or death and other safety accidents, the contractor shall immediately report to the relevant department and notify the engineer in accordance with relevant regulations, and at the same time handle as required by the relevant government department, and the party responsible for the accident shall bear the costs incurred.

21.2 When the contractor has disputes over the liability of the accident, it shall be handled as determined by the relevant government department.

six, Contract price and payment

22. Contract price and adjustment

22. 1 The contract price of the bidding project shall be agreed in the agreement by the contractor based on the winning bid price in the bid notice. The contract price of the non-tender project shall be agreed in the agreement by the contractor based on the project budget.

22.2 After the contract price is agreed in the agreement, neither party may change it without authorization. The following three ways to determine the contract price, the two parties can agree to use one of them in special terms:

(1) Fixed price contract. Both parties agree on the risk scope and risk cost calculation method of the contract price in the special terms. The contract price will not be adjusted within the agreed risk range. The contract price adjustment method outside the risk range should be agreed in the special terms. .

(2) Adjustable price contract. The contract price can be adjusted according to the agreement between the two parties, and the two parties agree on the contract price adjustment method in a special clause.

(3) Cost and remuneration contract. The contract price includes two parts, cost and remuneration, and the two parties agree on the cost composition and calculation method of remuneration in special terms.

22.3 The adjustment factors of the contract price in the adjustable price contract include:

(1) Changes in laws, administrative regulations and relevant national policies affect contract prices;

(2) Price adjustments announced by the engineering cost management department;

(3) Accumulated more than 8 hours of non-contractor shutdowns due to water, power and gas outages within a week;

(4) Other factors agreed between the parties.

22.4 The contractor shall notify the engineer of the reason and amount of the adjustment in writing within 14 days after the occurrence of paragraph 22.3, and the engineer shall confirm the adjusted amount as the additional contract price and pay the same amount as the project payment. The engineer shall receive the contractor’s notice 14 Failure to confirm or propose amendments within days shall be deemed to have agreed to the adjustment.

2 3. Project advance payment

In the case of advance payment of the project, the two parties shall agree in the special clauses on the time and amount of the advance payment of the project by the contractor to the contractor, and shall be deducted one after the other according to the agreed time and proportion. The advance payment shall be no later than 7 days before the agreed start date The contractor does not pay in advance according to the agreement, and the contractor sends a notice to the contractor to request the prepayment 7 days after the agreed prepayment time. The contractor can not prepay as required after receiving the notice, and the contractor may stop the construction 7 days after the notice is issued. The Employer shall pay the contractor’s loan interest payable from the date of the agreed payment and bear the liability for breach of contract.

2 4.Confirmation of engineering quantity

24.1 The contractor shall submit a report of the completed quantity to the engineer at the time agreed on in the special terms. The engineer shall verify the completed quantity (hereinafter referred to as the measurement) according to the design drawing within 7 days after receiving the report, and notify the contractor 24 hours before the measurement The contractor does not participate in the measurement after receiving the notice, and the measurement result is valid as the basis for the payment of the project price.

24.2 The engineer does not perform measurement within 7 days after receiving the contractor’s report. From the 8th day, the amount of work listed in the contractor’s report is deemed to be confirmed as the basis for the payment of the project price. The engineer does not notify the contractor at the agreed time, The fatal contractor failed to participate in the measurement, and the measurement result was invalid.

24.3 The engineer shall not measure the amount of work that the contractor exceeds the scope of design drawings and rework caused by the contractor.

25. Payment of project (progress)

25.1 Within 14 days after confirming the measurement results, the Employer shall pay the Contractor the engineering payment (progression payment) 0 .The advance payment that the contractor shall withdraw at the agreed time shall be settled with the project payment (progression payment) in the same period.

25.2 The adjusted contract price is determined in Article 22 of this General Provisions, the contract price for Article 30 engineering change adjustment and the additional contract price agreed in other terms shall be adjusted and paid at the same time as the project payment (progress payment).

25.3 If the contractor does not pay the project payment (progression) after the agreed payment time, the contractor may send a notice to the contractor requesting payment. After the contractor receives the contractor’s notice and fails to pay as required, the contractor may sign an extension with the contractor The payment agreement can be postponed after the contractor agrees. The agreement should specify the time of postponement and the loan interest payable from the 15th day after the measurement result is confirmed.

25.4 The Employer does not pay the project payment (progress) as stipulated in the contract, and the two parties have not reached an agreement on deferred payment, which results in the construction being impossible. The contractor may stop the construction and the Employer shall bear the liability for breach of contract.

Seven, material and equipment supply

26. Equipment to supply materials and equipment

26.1 Where the Employer supplies materials and equipment, the two parties shall agree on a list of materials and equipment supplied by the Employer as an attachment to this contract (Annex 2). The list includes the varieties, specifications, models, quantities, unit prices, quality levels, Provide time and place.

26.2 The Employer shall provide materials and equipment in accordance with the contents of the Schedule, and shall provide the Contractor with a certificate of product conformity and shall be responsible for its quality. The Employer shall notify the Contractor in writing 24 hours before the materials and equipment supplied to the loan. The contractor sends a person to count with the contractor.

26.3 For the materials and equipment supplied by the contractor, the contractor shall send the person to participate in the inventory to properly keep the contractor, and the contractor shall pay the corresponding storage costs. The contractor shall be responsible for compensation for any loss or damage due to the contractor.

The contractor has not notified the contractor to take an inventory.The contractor is not responsible for the storage of materials and equipment, and the contractor is responsible for loss and damage.

26.4 When the materials and equipment supplied by the Employer do not match the list, the Employer shall bear the relevant responsibilities. The specific content of the responsibilities of the Employer shall be agreed by the two parties in the special clauses based on the following circumstances:

(1) MaterialsThe unit price of the equipment does not match the list, and the contractor shall bear all the price differences;

(2) The types, specifications, models, and quality levels of materials and equipment do not match the list.The contractor may refuse to accept the custody, and the contractor may transport it out of the construction site and purchase it again;

(3) The specifications and models of the materials supplied by the contractor do not match the list. With the agreement of the contractor, the contractor may replace the replacement and the contractor shall bear the corresponding costs;

(4) The delivery place does not match the list, and the contractor is responsible for shipping to the designated place on the list;

(5) When the supply quantity is less than the amount agreed in the list, the contractor will make up the supply. When the supply is more than the amount agreed in the list, the contractor will be responsible for transporting the extra part out of the construction site;

(6) The delivery time is earlier than the time agreed on the list, and the contractor shall bear the storage costs incurred; the arrival time is later than the supply time agreed on the list, and the contractor shall compensate the contractor for the losses caused by the contract, causing the construction period to be delayed, and the construction period shall be postponed accordingly;

26.5 Before the materials and equipment supplied by the Employer are used, the Contractor shall be responsible for the inspection or test. Those who are not qualified shall not be used. The inspection or test costs shall be borne by the Employer.

26.6 The settlement method for the supplier’s supply of materials and equipment shall be agreed in the special terms by both parties.

27. The contractor purchases materials and equipment

27.1 If the contractor is in charge of purchasing materials and equipment, he shall purchase the materials in accordance with the special provisions and design and relevant standards, and provide product qualification certificates, and shall be responsible for the quality of the materials and equipment. The contractor shall notify the engineer 24 hours before the arrival of the materials and equipment for inventory.

27.2 If the materials and equipment purchased by the contractor do not meet the requirements of the design standards, the contractor shall transport the construction site at the time required by the engineer, repurchase the products that meet the requirements, and bear the costs incurred, and the delayed construction period shall not be granted. Postpone.

27.3 Before using the materials and equipment purchased by the contractor, the contractor shall perform inspections or tests according to the requirements of the engineer. Those who are not qualified shall not be used. The inspection or test costs shall be borne by the contractor.

27.4 When the engineer finds that the contractor purchases and uses materials and equipment that do not meet the design and standard requirements, the contractor shall be required to be responsible for repairing, dismantling or repurchasing, and the contractor shall bear the costs incurred, and the delayed construction period shall not be postponed.

27.5 When the contractor needs to use the substitute materials, it should be used only after the engineer has approved it.The contract price increased and decreased by the two parties agreed in writing.

27.6 For the materials and equipment purchased by the contractor, the contractor shall not designate a production plant or supplier.

Engineering changes

2 8.Engineering design changes

28.1 During the construction, the contractor needs to make a change to the original project design, and shall send a written notice to the contractor 14 days in advance. When the change exceeds the original design standard or the approved construction scale, the contractor shall report to the planning management department and other relevant departments for renewal. Review and approval, and the original design unit provides the corresponding drawings and instructions for the change. The contractor shall make the following required changes in accordance with the change notice and relevant requirements issued by the engineer:

(1) Change the elevation, baseline, position and size of relevant parts of the project;

(2) Increase or decrease the amount of work agreed in the contract;

(3) Change the construction time and sequence of related projects;

(4) Other additional work required for engineering changes.

The contractor’s increase or decrease due to the change and the contractor’s losses caused by the change shall be borne by the contractor, and the delayed construction period will be postponed accordingly.

28.2 The contractor shall not make changes to the original project design during construction. The contractor shall bear the costs incurred by the contractor’s unauthorized change of the design and the direct losses caused by the contractor, and the delayed construction period shall not be postponed.

28.3 The rationalization proposal put forward by the contractor during construction involves changes to the design drawings or construction organization design and the replacement of materials and equipment, which must be agreed by the engineer. When the contractor changes or changes without consent, the contractor shall bear the responsibility And compensation for the relevant losses of the contractor, and the delayed construction period will not be postponed.

The engineer agrees to use the contractor’s rationalization proposal, the costs incurred and the income obtained, and the contractor

The person separately agrees to share or share.

2 9. Other changes

During the performance of the contract, the contractor’s request to change the project quality standards and other substantive changes shall be resolved by the two parties through consultation.

3 0, determine the change price

30.1 The contractor submits a report on the change of the project price within 14 days after the change of the project is confirmed, and adjusts the contract price after the engineer confirms it. The change of the contract price is performed as follows:

(1) The contract already has a price applicable to the change of the project, and the contract price is changed according to the existing price of the contract;

(2) The contract only has a price similar to the change of the project, which can be changed by referring to the similar price;

(3) The contract does not apply or resemble the price of the change project, and the contractor proposes an appropriate change price, which is executed after the engineer confirms it.

30.2. When the contractor does not report to the engineer on the change of project price within 14 days after the change is determined by both parties, the change shall be deemed not to involve a change in the contract price.

30.3 The engineer shall confirm it within 14 days from the date of receipt of the report of the change of the project price. If the engineer does not confirm without justification, the report of the change of the project price shall be deemed to have been confirmed 14 days after the date of delivery of the report of the change of the project price.

30.4 The engineer disagrees with the change price proposed by the contractor and shall handle the dispute in accordance with Article 36 of this General Provisions.

30.5 The engineer confirms that the increased engineering change price is used as an additional contract price and is paid at the same time as the engineering price.

30.6 The contractor has no right to request additional contract price for engineering changes caused by the contractor’s own reasons.

Nine, completion acceptance and settlement

3 1. Completion acceptance

31.1 The project has the completion acceptance conditions. The contractor shall provide the complete completion information and completion acceptance report to the contractor in accordance with the relevant provisions of the national project completion acceptance. If both parties agree that the contractor shall provide the completion plan, the date and copy shall be agreed in the special terms. Respectfully.

31.2 The Employer organizes the acceptance of the relevant unit within 28 days after receiving the completion acceptance report, and grants approval or proposes amendments within 14 days after the acceptance. The contractor makes amendments as required, and bears the costs of amendments caused by its own reasons.

31.3 The Employer does not organize the acceptance within 28 days after receiving the completion acceptance report sent by the contractor, or does not propose amendments within 14 days after acceptance, it is deemed that the completion acceptance report has been approved.

31.4 The completion acceptance of the project is passed, and the date on which the contractor submits the completion acceptance report is the actual completion date. If the project passes the completion acceptance after modification according to the requirements of the contractor, the actual completion date is the date that the contractor submits to the contractor for acceptance after modification.

31.5 The Employer will not organize acceptance within 28 days after receiving the Contractor’s Completion Acceptance Report, and will assume project storage and all accidental responsibilities from the 29th day.

31.6 The scope and completion time of the intermediate delivery project shall be agreed between the two parties in the special terms, and their acceptance procedures shall be handled in accordance with paragraphs 31.1 to 34 of this general clause.

31.7 If, for special reasons, the Employer requires the completion of a project or project site for some units, the two parties shall sign a separate project completion agreement to clarify the responsibilities of both parties and the method of payment of the project price.

31.8 The project shall not be used by the contractor if the project is not completed or accepted, and the contractor shall bear the responsibility for any quality problems and other problems arising therefrom when the contractor forcibly uses the project.

32. Completion settlement

32.1 Within 28 days after the project completion acceptance report is approved by the Employer, the Contractor submits a completion settlement report and complete settlement information to the Employer, and the two parties perform the project completion settlement in accordance with the contract price agreed in the agreement and the contract price agreed in the special terms. .

32. 2 The Employer will verify the completion settlement report and settlement information submitted by the contractor within 28 days and give confirmation or propose amendments. The Employer confirms the completion settlement report and informs the operating bank to pay the contractor the completion settlement price of the project. The completed project will be delivered to the contractor within 14 days after the completion settlement price.

32. 3 The Employer does not pay the completion settlement price of the project for no reasonable reason within 28 days after receiving the completion settlement report and settlement information. From the 29th day, the contractor shall pay the interest on the arrears of the construction price according to the contractor’s loan interest rate for the same period and bear the liability for breach of contract.

32.4 The Employer does not pay the completion settlement price of the project within 28 days after receiving the completion settlement report and settlement information, and the contractor may urge the Employer to pay the settlement price. If the Employer does not pay within 56 days after receiving the completion settlement report and settlement information, The contractor may agree with the contractor to discount the project, or the contractor may apply to the people’s court for auctioning the project in accordance with law, and the contractor shall receive priority compensation for the project’s discount or auction price.

32.5 Within 28 days after the project completion acceptance report is approved by the Employer, the Contractor fails to submit the Completion Settlement Report and complete settlement information to the Employer. As a result, the Project Completion Settlement cannot be performed normally or the Project Completion Settlement Price cannot be paid in time. The contractor shall deliver the project; if the contractor does not require the project to be delivered, the contractor shall assume the responsibility for storage.

32. 6 When the contractor has disputes over the settlement price of the project, the contractor shall handle the dispute in accordance with Article 36 of this General Provisions.

3 3. Quality warranty

33.1 The contractor shall be responsible for the quality warranty for the project delivered to the contractor during the quality warranty period in accordance with laws, administrative regulations or national regulations on project quality warranty.

33.2 Implementation of quality warranty work. The contractor shall sign a quality warranty certificate with the contractor as an attachment to this contract before the completion of the project.

33.3 The main contents of the quality warranty include:

(1) Content and scope of quality warranty items;

(2) Quality warranty period;

(3) Liability for quality warranty;

(4) How to pay for the quality warranty.

X. Defaults, claims and disputes

3 4. Breach

34.1 The contracting party breached the contract when:

(1) The contractor mentioned in Article 23 of this General Clause does not pay the project advance payment on time;

(2) The Employer mentioned in Paragraph 25.4 of this General Clause does not pay the project payment as agreed in the contract, which makes construction impossible.

(3) The Employer mentioned in paragraph 32.3 of this General Provisions does not pay the settlement price of the project completion without justified reason;

(4) Other circumstances in which the Employer fails to perform its contractual obligations or does not perform its obligations as agreed in the contract.

The contractor shall bear the liability for breach of contract, compensate for the economic losses caused to the contractor due to its breach of contract, and delay the construction period. The two parties agreed in the special clauses on the calculation method for the contractor to compensate the contractor for the loss or the contractor shall pay the amount or calculation method of the penalty .

34.2 The contractor breaches the contract when:

(1) Due to the contractor’s reasons, the completion date mentioned in paragraph 14.2 of this general clause cannot be completed according to the completion date agreed in the agreement or the extension period agreed by the engineer;

(2) The quality of the project mentioned in paragraph 15 of this general clause due to the contractor’s reason does not meet the quality standards agreed in the agreement;

(3) Other cases where the contractor fails to perform his contractual obligations or does not perform his obligations as agreed in the contract.

The contractor bears the liability for breach of contract and compensates the contractor for the losses caused by its breach of contract. The two parties agreed in the special clauses on the calculation method for the contractor to compensate the contractor for the loss or the contractor shall calculate the amount of liquidated damages that can be calculated.

34.3 When one party breaches the contract and the other party requests the defaulting party to continue to perform the contract, the defaulting party shall continue to perform the contract after bearing the above-mentioned liabilities for breach of contract.

3 5.Claim

35.1 When one party submits a claim to the other party, there must be a justification for the claim and valid evidence at the time of the claim.

35.2 The Employer fails to perform its obligations or makes mistakes as stipulated in the contract, or other circumstances in which the Employer shall be liable, cause delays in the construction period and / or the contractor’s failure to obtain the contract price and other economic benefits of the contractor For the loss, the contractor may claim from the contractor in writing according to the following procedures:

(1) 28 days after the occurrence of the claim, the engineer will be notified of the claim;

(2) Within 28 days after the notice of claim is issued, the engineer shall submit a claim report and relevant information for extension of the construction period and / or compensation for economic losses;

(3) After receiving the claim report and relevant information sent by the contractor, the engineer will reply within 28 days, or request the contractor to further supplement the claim reason and evidence;

(4) If the engineer fails to reply or makes any further request to the contractor within 28 days after receiving the report and relevant information sent by the contractor, the claim is deemed to have been approved;

(5) When the claim event continues, the contractor shall periodically send a claim intention to the engineer, and within 28 days after the end of the claim event, the engineer shall send the relevant information about the claim and the final claim report to the engineer. The claim response procedure and (3), (4) The rules are the same.

35.3 The contractor fails to perform its various obligations or makes errors as agreed in the contract, causing economic losses to the contractor.The contractor may file a claim with the contractor within the time limit determined in paragraph 35.2.

3 6.Disputes

36.1 When the contractor has a dispute during the performance of the contract, the contractor may settle or require mediation by the relevant competent authority. If the parties are unwilling to settle, the mediation, or the settlement or mediation fails, the parties may agree in one of the following special terms to resolve the dispute:

The first solution: the two parties reach an arbitration agreement and apply for arbitration to the agreed arbitration commission; the second solution: sue to a people’s court with jurisdiction.

36.2 After a dispute occurs, both parties shall continue to perform the contract, keep the construction continuous, and protect the completed project unless:

(1) The unilateral breach of contract resulted in the contract being unable to perform, and the two parties agreed to stop construction;

(2) The mediation requires the construction to be stopped and accepted by both parties;

(3) The arbitration agency requested that construction be stopped;

(4) The court demanded that construction be stopped.

Eleven, other

3 7. Engineering Subcontracting

37. 1 The contractor subcontracts part of the project contracted according to the terms of the special clauses, and signs a subcontract with the subcontracting unit. The contractor shall not subcontract any part of the contracted project without the consent of the contractor.

37.2 The contractor shall not subcontract all the projects it has contracted to others, or dismember all the projects it has contracted to others in the name of subcontracting.

37.3 The subcontracting of the project cannot relieve the contractor of any responsibility and obligation. The contractor shall appoint corresponding management personnel at the subcontracting site to guarantee the performance of this contract. Any breach or negligence of the subcontracting unit will cause damage to the project or other losses to the contractor , The contractor bears joint and several liability.

37.4 The price of the subcontracted project shall be settled by the contractor and the subcontracting unit. The contractor shall not pay the subcontracting unit in any form for the various project payments without the consent of the contractor.

3 8, force majeure

38.1 Force majeure includes war, turmoil, falling objects in the air, or other non-contractor contractors Liability caused by explosions, fires, and natural disasters such as wind and rain, snow, flood, and earthquake as agreed in special terms.

38.2 After a force majeure event occurs, the contractor shall immediately notify the engineer to take measures promptly under the conditions of the best efforts to minimize losses, and the contractor shall assist the contractor to take measures. The contractor shall notify the engineer within 48 hours after the event of force majeure Damage and loss, and estimated cleaning and repair costs. Force majeure events continue to occur, and the contractor should report the damage to the engineer every 7 days. Within 14 days after the force majeure event, the contractor submits the cleaning and repair costs to the engineer Official report and related information.

38. 3 Expenses and delays due to force majeure events shall be borne by both parties in the following ways:

(1) The contractor shall be responsible for any damage to the project, damage to third persons and property due to the project damage, and damage to the equipment to be installed due to the materials transported to the construction site for construction.

(2) The casualties of the contractor’s personnel shall be borne by his unit and bear the corresponding costs;

(3) The contractor’s damage to machinery and equipment and downtime losses shall be borne by the contractor;

(4) During the shutdown period, the contractor shall, at the request of the engineer, leave the necessary management personnel and security personnel at the construction site at the expense of the contractor;

(5) The cost of cleaning and repairing the project shall be borne by the contractor;

(6) The delayed construction period will be postponed accordingly.

38.4 If force majeure occurs after one party to the contract delays performance, the party who delays performance cannot be exempted from liability.

3 9. Insurance

39.1 Prior to the commencement of the project, the Employer applies insurance for the life and property of its own personnel and third persons in the construction project and the construction site, and pays the insurance costs.

39.2 Materials and equipment to be installed for construction at the construction site shall be insured by the contractor and the insurance costs shall be paid.

39.3 The Employer may entrust the contractor to handle the insurance matters at the expense of the Employer.

39.4 The contractor must apply for accidental injury insurance for employees who work in dangerous situations, and provide insurance for the life and property of construction site owners and construction machinery and equipment, and pay insurance costs.

39.5 When an insured accident occurs, the Employer’s Contractor is responsible for taking all necessary measures to prevent or reduce losses.

39.6 The specific insurance content and related responsibilities shall be agreed by the contractor in the special clauses.

40, guarantee

40.1 In order to fully perform the contract, the contractor shall provide each other with the following guarantees:

(1) The contractor shall provide the contractor with a performance guarantee, pay the project price according to the contract and perform other obligations as agreed in the contract.

(2) The contractor provides the contractor with a performance guarantee and performs its various obligations in accordance with the contract.

40.2 After one party breaches the contract, the other party may require a third party who provides the guarantee to bear the corresponding liability.

40.3 The contents, methods and related responsibilities of providing the guarantee. In addition to the contractor’s agreement in the special terms, the guaranteed party and the guarantor shall also sign a guarantee contract as an annex to this contract.

4 1. Patented technology and special technology

41,1 The contractor requires the use of patented technology or special technology, and is responsible for handling the corresponding declaration procedures, and bears the costs of declaration, testing, and use; the contractor proposes that the use of patented technology or special technology should be approved by the engineer, and the contractor is responsible for handling the declaration Formalities and bear the relevant costs.

41.2 Where unauthorized use of a patented technology infringes on the patent rights of others, the person responsible shall bear corresponding responsibilities according to law.

4 2. Cultural relics and underground obstacles

42.1 When cultural relics such as ancient tombs, ancient building sites and fossils or other items of archeological and geological research value are found during construction, the contractor shall immediately protect the site and notify the engineer in writing within 4 hours. Report to the local cultural relics management department within 24 hours after the written notice, and the contractor of the contractor shall take appropriate protection measures according to the requirements of the cultural relics management department. The contractor shall bear the costs incurred and delay the delayed construction period. If it is concealed, it will not be reported, As a result of the destruction of cultural relics, those responsible should bear the responsibility for recitation according to law.

42.2 When an underground obstacle affecting the construction occurs during construction, the contractor shall notify the engineer in writing within 8 hours and propose a disposal plan, and the engineer shall approve or propose an amendment plan within 24 hours after receiving the disposal plan. The costs incurred will delay the construction period.

When the found underground obstacles belong to the unit, the Employer shall report to the relevant departments for coordinated disposal.

4 3. Termination of contract

43.1 The Employer and the Contractor may terminate the contract through consensus.

43,2 In the case of paragraph 25.4 of this general clause, if the construction is stopped for more than 56 days, the contractor still does not pay the project money (progress), and the contractor has the right to terminate the contract.

43.3 If a situation prohibited by paragraph 37.2 of this General Provisions occurs, the contractor subcontracts all the projects it has contracted to others or after dismembering, it subcontracts to others in the name of subcontracting, and the issuer has the right to terminate the contract.

43.4 Under any of the following circumstances, the contractor of the developer may terminate the contract:

(1) The contract cannot be performed due to force majeure;

(2) The contract could not be performed due to a party’s breach of contract (including the suspension or postponement of the project due to the contractor).

43.5 If a party requests to terminate the contract in accordance with 43.2, 43.3, and 43.4, it shall send a written notice to the other party to terminate the contract, and notify the other party 7 days before the notice is issued, and the contract shall be terminated when the notice reaches the other party. Disputes shall be handled in accordance with the agreement on disputes in Article 36 of these General Provisions.

43.6 After the contract is terminated, the contractor shall properly complete the protection and transfer of completed projects and purchased materials and equipment, and remove its own mechanical equipment and personnel from the construction site according to the requirements of the contractor. The contractor shall withdraw for the contractor Provide the necessary conditions, pay the costs incurred above, and pay the completed project price according to the contract. The orderer is responsible for returning or canceling the order contract. The non-refundable payment and The expenses shall be borne by the contractor, and the losses caused by the failure to return the goods in a timely manner shall be borne by the responsible party. In addition, the party at fault shall compensate the losses caused to the other party due to the termination of the contract.

43.7 The termination of the contract will not affect the validity of the settlement and liquidation clauses agreed by the parties in the contract.

4 4. Effectiveness and termination of the contract

44.1 The parties agree in the agreement how the contract will take effect.

44.2 Except for Article 33 of this General Provisions, the Employer’s Contractor shall perform all the obligations of the contract, and the completion settlement payment shall be paid. The Contractor shall terminate the contract after the Contractor has delivered the completed works to the Employer.

44.3 After the rights and obligations of the contract are terminated, the contractor of the contractor shall abide by the principle of good faith and perform the obligations of notification, assistance and confidentiality.

4 5. Number of contracts

45.1 Two originals of this contract have the same effect and shall be kept separately by the contractor of the contractor.

45.2 The number of copies of this contract shall be agreed between the parties in special terms as required.

4 6. Supplementary terms

According to the relevant laws and administrative regulations, the two parties may, after agreeing on the actual situation of the project, agree to specify, supplement or modify the contents of this general clause, and agree in the special clauses.

the third part Specific terms

I. Definition of terms and contract documents

2、Contract documents and interpretation order

Contract document composition and interpretation order: Consisting of this contract agreement, notice of winning bids, bids and attachments, special provisions of this contract, general terms of this contract, construction drawings, standards, specifications and related technical documents, bill of quantities and project quotations The order of interpretation is in accordance with the General Terms.

3、Languages and applicable laws, standards and norms

3.1 In addition to using Chinese, this contract also uses non-language characters.

3.2 Applicable laws and regulations

Laws and administrative regulations that need to be explicitly stated: National laws and regulations, provincial and municipal departmental regulations, and local regulations.

3.3 Applicable standards and specifications

Names of applicable standards and codes: Implemented in accordance with the “Construction Acceptance Specifications for Construction and Installation Engineering “and” Compulsory Provisions for Engineering Construction” and the construction technical operation standards of Guangdong Jian’an Project.

The contractor provides standard and standardized time; no

There is no relevant standard or agreement in the country: it will be implemented according to the standards agreed by the parties A and B and the supervisor.

4、 drawing

4. i The contractor provides the contractor with the date and number of drawings: Before the project starts, the contractor provides the contractor with eight complete sets of construction drawings

Contractor’s confidentiality requirements for drawings: no external transmission

Requirements and costs for using foreign drawings:                                       no

General rights and obligations of both parties

1、 Party A’s rights and obligations

1.1 Party A shall complete the following tasks in accordance with the agreed time and requirements:

(1) Party A provides temporary facilities, and domestic water, electricity, and construction connections to the site within 100 meters.

(2) The construction site has the requirements of three links and one level to meet the starting conditions.

(3) The inspection requirements of the level point and the coordinate control point; meet the construction requirements.

(4) Party A has the right to supervise Party B’s specific implementation measures: Party B’s on-site project manager contact information is reported to Party A’s on-site representative during construction.

(5) The two parties agree that Party A should do other tasks: If quality problems are found, Party A can immediately request Party B to make corrections; Party A is responsible for paying the project delays and costs arising therefrom; Party A is responsible for the payment of the project funds according to the contract. Party A is responsible for the relevant costs due to the unpaid project funds.

l2 The work entrusted by Party A to Party B: It is determined separately according to the actual situation of the construction.

2、 Party B’s rights and obligations:

2.1 Party B shall complete the following tasks according to the agreed time and requirements:

(1) Responsibility and requirements for construction safety and security work and construction lighting: Party B is responsible for and bears the necessary costs. It must also purchase labor safety insurance and pay labor security deposits for construction workers, and implement them in accordance with national regulations.

(2) Requirements for office houses and facilities provided to the supervision company: 1 office space with water and electricity and 3 sets of office furniture with tables and chairs are provided free of charge, and their water and electricity costs are borne.

(3) Party B develops a construction organization plan and reports to Party A for approval, and organizes construction on site according to this plan.

(4) Party B must provide its own generator to ensure the continuous construction, and the cost of power generation is calculated according to the relevant standard of the power generation shift. (The power generation equipment shift must apply for a visa before settlement) o

5. Engineers appointed by the supervision unit

Name:                         Title: Supervising Engineer

5.1 Powers entrusted by the Employer: carry out quality, progress and safety during the construction phase of the project Control, and organization and coordination of work on site.

5. 2 Powers that require the approval of the issuer to exercise: 1.Design changes and the increase or decrease in the amount of visas;

2.Start-up order, suspension order, resumption order;

6.Engineer dispatched by the contractor

Name:                          Title: Engineering Manager

Responsibilities: Control over project quality, duration and investment.

6、 1If supervision is not implemented, the duties of the engineer:

7、 project manager

Name:                          Title: Project Manager

8、 Outsourcer work

8. 1 The Employer shall complete the following tasks according to the agreed time and requirements *

(1) The construction site has the requirements for the construction conditions and the completion time:

(2) Time, place and supply requirements for connecting the water, electricity and telecommunications lines required for construction to the construction site: Before January 2018, water and electricity must be connected to within 50 meters of the center point of the proposed building and meet the needs during construction.

(3) The opening time and requirements of the access road between the construction site and the public road: before the month of 2018, the road will be connected to the construction site and ensure smooth flow during the construction period.

(4) Time for providing engineering geology and underground pipeline data: Before March 2018, provide contractors with construction foundation and underground pipeline material at the construction site and be responsible for the authenticity of the data.

(5) The name and completion time of the documents and approvals required by the contractor for construction: application for construction permits and other documents required for construction, approvals and temporary land use, water and power interruptions, interruption of road traffic, and possible damage to roads, electricity, communications, etc. Public facilities. Application and approval procedures required by laws and regulations.

(6) Requirements for inspection of level points and coordinate control points: Submit to the contractor in writing for on-site inspection.

(7) Drawing review and design submission time: 3 days before the start of construction

(8) Coordinate and handle the protection of underground pipelines around the construction site and adjacent buildings, structures (including cultural relics protection buildings), and ancient and famous trees: coordinated by the contractor, and bear all economic costs during the period.

(9) Other work agreed by the parties: -One__________________

& 2 The tasks entrusted by the contractor to handle: _____________ ~

9. Contractor work

9. 1 The contractor shall complete the following tasks according to the agreed time and requirements:

(1) Submission time of design documents to be completed by contractors with design qualification level and business scope:

One

(2) The name and completion time of the plan and report should be provided:

Provide the completed project amount report (including the project amount change and visa budget) to the issuer and the supervisor on the 25th of each month And next month’s construction schedule and material procurement plan.

(3) Responsibility and requirements for construction safety and security and non-nighttime construction lighting: According to the needs of the project, provide and maintain lighting and fence facilities used in construction, and be responsible for security protection.

(4) Requirements for office and living houses and facilities provided to the contractor: three _______________________________________________

(5) Procedures related to construction site traffic, sanitation, and construction noise management that need to be handled by the contractor:

Abide by the relevant department’s regulations on construction site, traffic, construction noise, environmental protection and safe house property, go through the relevant procedures in accordance with relevant regulations, and notify the contractor in writing”

(6) Special requirements and costs for finished product protection of completed projects: The contractor of finished product protection for the construction of the contractor shall not bear any costs. For the construction of the project separately subcontracted by the contractor, the contractor shall charge the finished product protection fee at 1% of the cost.

(7) The protection requirements and costs for underground pipelines around the construction site and adjacent buildings, structures (including cultural relics protection buildings), and ancient and famous trees are implemented according to the general terms, and the cost is borne by the contractor.

(8) Requirements for cleanliness and sanitation of the construction site: ensure that the construction site is clean and in compliance with relevant regulations on environmental sanitation management.

(9) Other work agreed by the parties: One ---- One

Construction design and construction period

10、 Schedule

10.1 The time for the contractor to provide the construction organization design (construction plan) and schedule: within w days after the start of construction.

Time confirmed by the worker division: within 7 days after receiving the contractor’s construction organization design and schedule.

10.2 Schedule requirements in group engineering: _________________________

13.1 Other conditions agreed by the parties for the postponement of the construction period: If the Employer fails to provide the start-up conditions as required, if the Employer fails to complete the relevant procedures and is ordered to suspend the construction by the competent authority, the design change will be the most. If there is a suspension due to force majeure and other non-contractor reasons, the construction period will be postponed accordingly and shall be approved by the supervisor and the on-site representative of Party A.

four, Quality and acceptance

14.Quality standards

1、 Strictly check the work scope of Party B to protect the finished product to avoid cross-contamination, clean and wipe it in time, and clean up the work surface. Ensure that the finished product is not damaged or cross-contaminated due to Party B. Otherwise, it will be treated as a failed project.

2、 The construction must be carried out in strict accordance with the construction drawings and related specifications.The quality of the project must meet the national construction engineering quality acceptance and above standards.

3、 According to Party A’s requirements, Party B first constructs a partial project as the project quality acceptance standard and pricing standard.After reaching Party A’s written approval, it can be used as the quality model standard for Party B’s project quality basis.

15. Acceptance

1、 Carry out according to the acceptance standards of qualified projects.

2、 Concealed engineering and intermediate acceptance

2.1 Intermediate acceptance sites: all sub-items and processes, as well as all concealed projects, waterproofing projects, facilities and equipment, and intermediate acceptance in accordance with relevant industry regulations.

2.2 If the project has hidden conditions or reaches the intermediate acceptance position, Party B first conducts a self-inspection and then notifies the supervision engineer of the acceptance in writing, and the notification shall specify the content of hidden and intermediate acceptance, the time and place of acceptance. Party B prepares the acceptance records, and the acceptance is acceptable. The engineer signs and confirms on the acceptance record, and Party B can carry out concealment and continue construction only after signing and confirming the consent. The supervision engineer and Party A’s supervised engineer, regardless of whether or not to participate in the acceptance, as long as Party A’s supervised engineer and supervision engineer have objections to the hidden project When re-inspection is required, Party B shall unconditionally peel off or open holes in the concealed project. If the inspection is qualified, the claimant shall bear all the costs and the construction period will be postponed; if the inspection is not qualified, Party B shall bear all the costs and the construction period shall not be postponed.

Fives, Safe and civilized construction Construction in compliance with Guangdong Province’s safe and civilized construction site standards.

6. Contract price and payment

23. Contract price and adjustment

23. 1 The contract price is temporarily about RMB 1 billion (settled at the actual cost).

(1) Use a fixed contract price, and the scope of risk included in the contract price: One

Calculation method of risk cost: __ ______________________________

(2) 釆 Adjustable price contract and contract price adjustment method; adjust according to actual cost, specifically according to the agreement and general terms of both parties.

Method for adjusting the contract price outside the scope of risk: ① Changes in engineering design and changes required by the bidder, which will be adjusted according to the actual completion; ②, there are errors and omissions in the amount of works in the list of works provided by the contractor in the bidding documents, and the completion settlement Adjust according to the actual time; ③, increase or decrease the amount of work and new projects, adjust according to the actual when the settlement is completed; ④, policy adjustments; ⑤, the temporary pricing materials in the bidding documents, the independent fee for the tentative part, according to the completion of the settlement according to The actual adjustment shall not be lowered; ⑥ The contractor shall procure the materials that have been confirmed by the contractor, and shall only adjust the difference between the contractor’s price and the original provisional price at the time of settlement; %, Adjust the price difference based on the actual price (based on the information guidance price of the cost management department).

1. The above items ① ~ ③ shall be settled in accordance with the current pricing table of Guangdong construction projects and the corresponding supplementary regulations and relevant city regulations. The supply and approval materials of Party A or Party A, independent fees, and non-competitive fees shall not be lowered. 2. ① ~ ④ If the unit price of the project is not reflected in the original quantity list, the comprehensive unit price will be prepared with reference to the corresponding quota and billing standard and submitted to the contractor for approval in the current month’s report and confirmed within one week. The increase and decrease of the project, the original integrated unit price remains unchanged, and only the project volume is adjusted: 4, the construction machinery measure fee, etc. are settled according to the actual situation.

(3) Use of cost plus remuneration contract, agreement on costs and remuneration:

23.3 Other adjustment factors for the contract price agreed by the two parties: 1. Policy adjustments; 2. Design changes approved by the contractor and the contractor and the increase or decrease in the amount of the project; 3. The amount of errors in the increase or decrease in the project bidding documents, the bidding project The amount of items not listed; 4.The contractor submits monthly changes and visa budgets that meet the scope of these clauses 1 and 2; 5.Construction conditions change; 6.Visas approved by both the contractor and the supervisor; 7. Party B pays the said storage fee: 8.A contractor for the supply of materials for Party A shall pay the contractor’s cooperation fee.

24. Project advance payment

Time and amount of the advance payment of the project by the contractor to the contractor or the proportion of the total contract price: None

Time and proportion of deduction of project funds: _______________ __

25、 Quantity confirmation

25.1 The time when the contractor submits the completed quantity report to the engineer: it will be completed in the current month before the 25th

The amount of engineering work is provided to the contractor and the supervisor, and the rest is implemented in accordance with Article 25 of the General Terms.

26、 Project payment (progress) payment

26.1 From the start of construction of the project to the completion of the project, Party A, Party B, and the supervision company have passed the initial inspection, and Party A pays 85% of the project money to Party B within 15 days. However, regardless of the extent of Party B’s construction, Party A The payment for the land sale or lease shall be paid in advance to Party B’s project at 80%. After the normal progress payment is paid, the payment shall be made in the following agreed manner;

26.2 The settlement of subsequent construction projects shall be paid monthly to 80% of the completed project volume, and other auxiliary projects for water and electricity installation shall be included in the project volume valuation payment simultaneously; within 15 working days after the completion and acceptance of the project, Party A shall pay to Party B for review 90% of the actual completion of the project.

26. 3 After the rest of the project has been verified by both parties to confirm the settlement of the actual amount of work (not allowed for more than 15 working days), Party A pays 99% of the total settlement price.

26. 3 The remaining 1% is used as the engineering quality warranty and will be returned to Party B within 7 days after the project warranty expires.

Seven, material and equipment supply

27.Supplier’s supply

Materials provided by the Employer: Subject to tender documents

(1) The unit price of materials and equipment does not match the list: The contractor is most responsible for the quality of the supplied materials.

He enforces Article 27 of the General Terms

(2) The types, specifications, models, quality levels of materials and equipment do not match the list: according to general terms

(3) Materials that the contractor can swap for: ______________________

(4) The delivery location does not match the list: The expenses incurred shall be borne by the contractor.

(5) The supply quantity does not match the list: The contractor purchases the product on behalf of the buyer, and the cost is borne by the contractor.

(6) The delivery time does not match the list: the project is delayed, and the contractor shall bear the corresponding losses.

27、 6 Settlement method of the supplier’s supply of materials and equipment: The 99% of the temporary supply price specified in the bidding audit is multiplied by the amount of the supply materials of the settlement audit, and the contractor will be deducted from the project. The contractor shall deduct elbow at the completion of the final account; the contractor shall pay the provisional price for the insufficient part of the contractor, and the contractor shall supplement the contractor at the completion settlement.

28. Contractor purchases materials and equipment

28、 1 The contractor’s agreement to purchase materials and equipment: The two parties agreed that the materials purchased by the contractor must meet the requirements of relevant specifications and design drawings, and the samples should be provided to Party A and the supervisor before procurement, and the contractor and supervisor should Recognize and provide relevant materials such as product qualification certificates in advance; materials entering the field must be subject to material testing or retests that are unqualified before use. The testing costs shall be borne by the contractor. When substituting materials, they must be approved by the contractor.

Engineering changes

29、 Project changes must be completed in a timely manner. Rework of completed projects caused by the changes should be granted a visa, and the contractor shall bear the economic losses caused thereby.

30、 Determine change price

30.1 Change of contract price shall be carried out as follows:

(1) The applicable change price is already in the contract, and the contract price is changed according to the existing price of the contract;

(2) The contract only has a price similar to the change of the project, and the contract price can be changed with reference to the similar price;

(3) There is no applicable or similar price for the change in the contract.

Relevant prices of the “Notes on Quotation” listed in Article 1 of the “Contract Documents for the Implementation of the Project”

30.2. The engineer confirms the payment of the increased engineering change price

When the project is completed and settled, it must be confirmed by audit before it can be used as an additional contract price to be settled in the project.

Payment

Nine, project acceptance and settlement

31. Engineering cost settlement

1.A qualified engineering cost consulting company commissioned by Party A to review the engineering cost and progress of the project, and proceed after settlement audit.

Payment.

2.Implementing quota standards: Implementing the “Comprehensive Quota for Construction Engineering in Guangdong Province (2010)”, “Comprehensive Quota for Municipal Engineering in Guangdong Province (2010)”, “Comprehensive Quota for Guangdong Province Landscape Engineering (2010)”, Quota (2010), “Comprehensive Quota for Installation Projects in Guangdong Province (2010)”, “Repair Quota for Guangdong Province (2010)”, “Gb50500-2013 Construction Project Billing Valuation Measures” and other related quotas shall be implemented in accordance with relevant national regulations If Heyuan has the latest quota, the Heyuan quota shall prevail. Guangdong “Heyuan City Latest Installation Project Valuation Information Price”. If Heyuan City Material Information Price has no related price during the same period, it will be implemented in accordance with Guangzhou Construction Project Cost “Construction Information” during the same period. Calculate, settle, and pay taxes for Party B.

3、 Project pre-settlement (including civilized construction measures and other costs) is calculated in accordance with the project quota standard.

4、 Materials and labor prices: Based on the comprehensive working days and unit price of materials released in the “Heyuan City Construction Cost Information” issued during the construction site. Unit prices not released in “Heyuan City Construction Cost Information” can be negotiated and priced by both parties. Scattered labor outside the scope shall be confirmed by Party A and shall be paid at 260 yuan per working day at the time of settlement.

5、 Total settlement price: The total settlement price is calculated based on the project review price confirmed by the parties A and B. Party B issues a special value-added tax invoice of 11% tax rate to Party A based on the amount of project money remitted by Party A.

6、 Settlement basis: Settlement of sub-items according to the actual amount of work and actual completion, the completion drawings confirmed by Party A and the supervision department, construction site visas, design change notifications, and related project contact letters, etc.

7、 The actual price of main materials sold during the construction period is based on the actual monthly standard of building materials (steel, concrete, cement, etc.) in Guangdong Province during the same period. The deviation of the price of the material information exceeds ± 3% of the price of the material information of the project location, which is settled at the actual price or the visa price of both parties.

8、 The settlement of this project is prepared by Party B based on the actual completion volume and the completion plan after passing the acceptance check of the project, and submitted to the supervision review. Party A entrusts a qualified cost consulting department to conduct a settlement review. After the three parties confirm the audit results, a formal project settlement statement is formed. As the total cost of the project. Review period: the settlement of each branch and sub-project is completed within 15 days from the date of submission by Party B to Party A, otherwise it will be considered as the completion settlement application form submitted by the contractor and approved by the contractor, and the review is not caused by Party A The delay has nothing to do with Party A.

9、 After the implementation of this agreement, it will be implemented in accordance with the policy adjustment documents issued by the relevant departments.

32. Completion acceptance and settlement

1. Completion acceptance

1.1 Party B provides the as-built drawing with qualified as-built acceptance data and safety information: Provide 4 sets of as-built drawings and as-built acceptance data to the construction unit within one month after the completion of the acceptance.

1.2 Before the acceptance, the site must be cleared. Party B must evacuate the on-site materials, equipment, facilities and other materials from the construction site before applying for acceptance. Otherwise, the project will not be accepted as it has not been completed.

2. Settlement

2. 1 Completed settlement should meet the following conditions:

① Have complete technical file box construction management data, and the completion acceptance data is qualified by the city archives;

② Contracted projects have no remaining problems;

③ Have fully fulfilled the terms of the construction project design and construction contract;

④ Party B has fully implemented all the terms promised in the contract.

2. 2 Completion settlement must have the following information:

① Three written statements and one electronic file (including engineering calculations);

② Design modification notice and engineering contact list;

③ A valid engineering visa;

④ Project completion acceptance certificate data;

⑤ Other valid documents related to project settlement.

⑥ Party B’s related construction plans and construction organization design are not used as settlement basis, only as technical guidance materials for Party B to complete this project, but the total construction period is the basis for settlement assessment.

2. 3 Completion statement shall be prepared according to the following requirements: it shall be executed in accordance with the settlement regulations.

X. Breach of contract, claim and dispute

35、 Liability for breach of contract

1. After this agreement takes effect, when Party B is unable to complete the construction of the project as agreed in this contract (agreement), Party A has the right to terminate this contract unilaterally.

2. After Party B completes the construction of the project in accordance with the agreement, Party A cannot pay the project funds in accordance with the contract. It is a breach of contract.

3. If either party A or B fails to perform as agreed in the contract, the breaching party must pay all the economic losses of the observing party. If the stoppage is caused by Party A, all economic losses arising therefrom shall be borne by Party A. If the stoppage is caused by Party B, Party B shall be responsible for all economic losses arising therefrom.

36、 Claim

36.1 Both parties agree to implement the terms of the general contract.

37、 dispute

37.1 The parties agree that when disputes arise during the performance of the contract:

(1) The two parties settle the issue through friendly negotiation.If the negotiation fails, they can apply to the people’s court where Party B is located.

11. Construction and related regulations

1. Party B is responsible for the organization, construction production and management, safety production, and civilized construction of the entire project according to the drawings and requirements provided by Party A and the construction drawings.

2. Party B must submit the construction personnel’s roster and ID photocopy and finger attendance records to Party A for review and record. The non-registered personnel are not the construction personnel of this project. A face recorder and finger touch machine should be set up at the construction site for attending construction personnel. Attendance registration, monthly attendance list and salary receipt must be reported to Party A every month.

3. During the construction period, the water and electricity costs shall be paid by Party B.

4. The fixed salary of this project has included the wages of the construction workers, and all labor insurance benefits, overtime pay, rush work costs and all unforeseen expenses of Party B. Party B shall not ask Party A for a salary increase for shortening the construction period or other reasons. Party B shall be responsible for the labor insurance costs. The responsibility for safety shall be borne by Party B.

5. This project cannot be subcontracted to a third party (except labor subcontracting and professional subcontracting) without Party A’s consent, otherwise Party A has the right to cancel this contract.

6. The quality of the work done by Party B meets the acceptance standards of Party A, the owner, the supervision and quality inspection departments. Party B completes the project according to the construction period, and the safe and civilized construction meets the requirements of Party A. If Party B complies with the contract and implements Party A’s rules and regulations, Party A shall The contract clause pays Party B’s project funds. At the same time, Party B shall be awarded a safe and civilized construction award in accordance with the contract.

7. When the project is fully completed, Party B shall notify Party A in written form. Subject to Party B’s engineering data and project quality meeting the acceptance conditions, Party A shall organize arrangements for acceptance within seven days. If Party A does not organize acceptance within the above time, the costs incurred by Party A shall be borne by Party A.

8. When Party A pays Party B’s progress payment each period, Party B must submit the workers ‘roster and the statement of salary amounts due to each worker’s current construction progress to the finance as the payment procedure and report it. Party B must settle the workers’ wages after completion of each type of work.

9. Strictly follow the construction drawings and notification of design changes, and comply with the current National Construction Technology Acceptance Code. Respect and obey the supervision and instructions of the construction and supervision units and the management personnel of Party A. You must not abuse or abusive the above personnel to ensure safety. Civilized construction. Party B must provide all technical personnel and safety education to all workers entering the site, and workers who have obtained Party A’s construction permit can enter the site for construction operations.

10. Strictly the safety education of the team itself. Each worker must carefully study and abide by the implementation of the “Interim Provisions on Safety Management” (conformity) and other systems when entering the field to promote workers’ awareness of safety in production and ensure that they do not violate safety operation regulations and avoid If a safety accident occurs, and assume administrative and economic responsibilities for major and minor work injuries and safety accidents that violate safety operation regulations and safety systems. Party B must bear the economic responsibility and laws for accidents caused by accidental negligence by workers in the class during working hours. responsibility.

Twelve, other

1. The expenses to be paid by the relevant government departments shall be borne by Party A and Party B respectively.

2. After the signing of this contract, Party B has the duty of confidentiality. It shall not disclose the contents of this contract to the public, and shall not circulate and copy the external information. If any quotation occurs, it is deemed that Party B is in breach of the contract. Party B’s works shall be deducted from Party B’s breach of contract.

3. During the period when Party B did not receive Party A’s project funds (within one month, except for more than one month), Party B must raise funds by itself to solve the problem of workers ‘wages and materials, and must not default on workers’ wages or Other improper behaviors will affect the progress of the project, otherwise Party B is deemed to be in breach of the contract as agreed, and Party A has the right to unilaterally terminate the terms of this contract and related agreements, and the contractor shall bear all liabilities for breach of contract. The project situation and ability to bear all economic and legal responsibilities of the project. The comprehensive unit price of the project has included all costs, and Party B will not offer compensation or nuisance to Party A for blocking the progress of the project because of the deadline or other reasons, otherwise , Party B is deemed to be in breach of contract, and Party A has the right to terminate the contract and deal with it as a breach of contract.

Thirteen, construction guarantee: /

14.Payment Guarantee:

All project funds of Party A must be paid to the bank account designated by Party B, otherwise it will not be recognized, and Party B has the right to pursue Party A’s corresponding liabilities for breach of contract. The account information is as follows: Account name: Jiangsu Nantong Sanjian Group Co., Ltd. ; Account number: 4600 1007 6360 5250 3749; Account bank: China Construction Bank, Fengxiang Road Sub-branch, Haikou City, Hainan Province.

XV. Supplementary Provisions:

1、 If the two parties do not complete the matter, the two parties negotiate to resolve or conclude a supplementary agreement. The supplementary agreement has the same legal effect as this agreement.

2、 In accordance with this agreement and the disputes related to the agreement, both parties A and B negotiate to resolve or file a lawsuit in the people’s court where the enterprise of Party B is located.

3、 This agreement is made in one copy, and each party holds its own.

4、 This agreement takes effect from the date of the signature and seal of both parties, the project is fully completed, all payments are made by Party A, and the project is invalid after the statutory return visit period ends.

(No text below)

Engineering Quality Warranty

Employer (full name): Dongyuan Mingyuan Tianyuan Investment Co., Ltd.

Contractor (full name): Jiangsu Nantong Sanjian Group Co., Ltd.

In order to ensure the normal use of the rural landscape project of Daping Village, Shuntian Town, within the reasonable use period, the contractor of the contractor agrees to sign the project quality warranty. The contractor shall bear the project quality warranty responsibility during the quality warranty period in accordance with relevant management regulations and the agreement.

One, Engineering quality warranty scope and content

The scope of the quality warranty covers foundation works, main structural works, roof waterproofing works, watertight toilets, rooms and external walls with leakproof requirements, as well as electrical pipelines, water supply and drainage pipes, equipment installation works, heating, supply Cold system engineering and other items. The other quality guarantee contents are agreed as follows:

According to the relevant national warranty provisions

two, Quality warranty period

The quality warranty period starts from the date when the project is actually completed. For projects that are completed and accepted individually, the quality warranty period is calculated separately for each project.

The contractor must implement the warranty for the contents of the quality warranty scope in accordance with the “Regulations on the Quality Management of Construction Projects”. The warranty period for other quality warranty contents can be agreed on their own:

According to the special provisions: (1) the foundation of the building and the main structure of the building are the reasonable service life of the project as specified in the design documents. (2) the leakproof warranty of the bathroom, room, roof and exterior wall with waterproof requirements (3) One year warranty for electrical pipes, water supply and drainage pipes, and decoration works.

three, Liability for quality warranty

1、 For the items that fall into the scope and content of the warranty, the contractor shall send for repair within 7 days after receiving the notice of repair. The contractor does not send for repair within the agreed period. The contractor may entrust other personnel to repair, and the warranty cost is deducted from the quality warranty. .

2、 In the event of emergency repairs (such as running water in the water, leakage of heating water, gas leaks, etc.), the contractor shall immediately arrive at the accident site for repairs after receiving the notification of the accident. For accidents caused by construction quality of the contractor, the repair costs shall be issued People bear.

3、 Within the period of reasonable use stipulated by the state, the contractor shall ensure the quality of the foundation works and the main structure. If the contractor causes the project to cause personal and property damage within the period of reasonable use, the contractor shall be liable for damages.

4、 In addition to foundation works and main structural works, the contractor shall perform warranty obligations on the items and contents of the quality warranty, and shall also pay a warranty. The quality warranty of the project generally does not exceed 3% of the project cost of the warranty 0

5、 The proportion of the warranty cost of this t. Stalk is 3% of the contract price, and the interest rate is none.

6、 If the quality guarantee for this project is determined according to the individual items of the warranty project, the parties concerned should agree on the corresponding proportion, amount and interest rate of the warranty:

2,____________________________________________________________________________________________

______________________________________________________________________________________________

7. The contractor shall return the remaining warranty and interest to the contractor within m days after the quality warranty expires.

Fourth, other

], Due to construction quality problems during the warranty period, Party B will repair them for free

2.Party B must be present for repair within three days after receiving Party A’s maintenance notice.

The quality warranty of this project is an attachment to the construction contract, and is signed by both the contractor and the contractor.

Review opinion of

construction administrative

department:

Manager:	Examination authority (chapter)

Authentication opinion of

the administrative

department for industry and

commerce:

Manager:	Certification Authority (Chapter)